ClearOne Reports First Quarter 2020 Financial Results

●	BMA CT drives year-over-year Pro Audio revenue growth
●	Q1 Non-GAAP Operating expenses declined by 10% year-over-year
●	Overall revenue down 9% year-over-year.

SALT LAKE CITY, UTAH – May 20, 2020 – ClearOne (NASDAQ: CLRO), a global provider of audio and visual communication solutions, reported financial results for the three month period ended March 31, 2020.

“Despite the economic challenges posed by the COVID-19 pandemic, our innovative Beamforming Microphone Array Ceiling Tile (BMA CT) continued to be popular driving year-over-year growth in revenue of Pro Audio products,” said Zee Hakimoglu, CEO and Chair of ClearOne.

“We added another benchmark to our lineup of technology achievements with the recent award of a new strategic patent relating to power transmission for Power over Ethernet (PoE) systems by the US Patent and Trademark Office. This patent describes a simple method for providing power to multiple devices in a “daisy-chain” series connection using PoE. Use of this new method can eliminate the 100-meter Ethernet distance constraint for power and data transmission. An important application of this patent is the elimination of redundant electrical wiring and outlets to distribute power by using existing and common Ethernet cabling," Hakimoglu added.

"On the legal front, we thwarted Shure's misguided efforts to stop our most innovative products from reaching our customers. During a worldwide pandemic, Shure asked a court in Delaware to prevent customers from continuing to purchase ClearOne's BMA CTH products. The court rejected Shure's request, allowing ClearOne to continue providing its new and exciting solutions to customers around the world, particularly those products that enhance and enable effective audio and video conferences," Hakimoglu concluded.

Financial Summary

The Company uses certain non-GAAP financial measures and reconciles those to GAAP measures in the attached tables.

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Q1 2020 revenue was $5.7 million, compared to $6.3 million in Q1 2019 and $6.3 million in Q4 2019. The year-over-year decrease is mainly due to decline in revenue from video products partially offset by increase in revenue from audio conferencing products and microphones. The year-over-year growth in audio conferencing products and microphones was largely due to significant increase in revenue from our recently introduced BMA-CT even though the revenue from our audio conferencing products and microphones are far below the levels prior to infringement of our patents.

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GAAP gross profit in Q1 2020 was $2.8 million compared to $2.7 million in Q1 2019 and $3.0 million in Q4 2019. GAAP gross profit margin was 49% in Q1 2020, compared to 43% in Q1 2019 and 48% in Q4 2019. Gross profit margin increased year over year mainly due to decreases in material costs, overhead costs and inventory adjustments.

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Operating expenses in Q1 2020 were $4.6 million, compared to $5.1 million in Q1 2019 and $5.0 million in Q4 2019. Non-GAAP operating expenses in Q1 2020 were $4.2 million, compared to $4.7 million in Q1 2019 and $4.6 million in Q4 2019. The majority of the decrease in Q1 2020 operating expenses over Q1 2019 is attributable to decreases in employee-related costs including benefits and commissions and marketing expenses, partially offset by increases in trade-show related costs and legal expenses. The sequential decline in operating expenses is mainly due to decrease in audit and accounting fees and sales tax accruals offset by increases in legal expenses and trade show related expenses.

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GAAP net loss in Q1 2020 was $1.8 million, or $0.11 per share, compared to net loss of $2.3 million, or $0.14 per share, in Q1 2019 and net loss of $2.0 million, or $0.12 per share, in Q4 2019. The decrease in net loss in Q1 2020 compared to Q1 2019 was mainly due to decrease in operating expenses and due to increase in gross profit.

($ in 000, except per share)	Three months ended March 31,
	2020	2019	Change
GAAP
Revenue	$5,734	$6,305	-9%
Gross profit	2,838	2,704	5%
Operating expenses	4,589	5,095	10%
Operating loss	(1,751)	(2,391)	27%
Net loss	(1,847)	(2,349)	21%
Diluted loss per share	(0.11)	(0.14)	21%
Non-GAAP
Non-GAAP gross profit	$2,840	$2,706	-5%
Non-GAAP operating expenses	4,186	4,659	10%
Non-GAAP operating loss	(1,346)	(1,953)	31%
Non-GAAP net loss	(1,442)	(1,911)	25%
Non-GAAP Adjusted EBITDA	(1,207)	(1,779)	32%
Non-GAAP loss per share (diluted)	(0.09)	(0.11)	18%

Balance Sheet Highlights

At March 31, 2020, cash, cash equivalents and investments were $7.3 million, as compared with $8.6 million at December 31, 2019. The Company carries a debt of $2.3 million on account of senior convertible notes issued in December 2019.

The Coronavirus Aid, Relief, and Economic Security Act ("CARES Act") was enacted on March 27, 2020 in the United States. On April 24, 2020, the Company was approved by US Bancorp for a loan under the Small Business Administration’s ("SBA") Paycheck Protection Program (“PPP Loan”) created as part of the recently enacted CARES Act. Under the terms of the loan, the Company received $1.5 million. In accordance with the requirements of the CARES Act, the Company intends to use the proceeds from the PPP Loan primarily for payroll costs. The PPP Loan is scheduled to mature in April 2022, has a 1.00% interest rate, and is subject to the terms and conditions applicable to all loans made pursuant to the Paycheck Protection Program as administered by the SBA under the CARES Act.

About ClearOne

ClearOne is a global company that designs, develops and sells conferencing, collaboration, and network streaming solutions for voice and visual communications. The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, reliability and scalability. Visit ClearOne at www.clearone.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis, ClearOne uses non-GAAP measures of gross profit, operating income (loss), net income (loss), adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and net income (loss) per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance from period to period and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of ClearOne’s underlying operational results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance before certain gains, losses, or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for gross profit, operating income (loss), net income (loss), income (loss) per share or other financial measures prepared in accordance with GAAP. There are limitations to the use of non-GAAP financial measures.  Other companies, including companies in ClearOne’s industry, may calculate non-GAAP financial measures differently than ClearOne does, limiting the usefulness of those measures for comparative purposes. A detailed reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included with this release below.

Forward Looking Statements

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements and any statements of the plans and objectives of management for future operations and forecasts of future growth and value, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. The information in this press release should be read in conjunction with, and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”).

In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, including the footnotes thereto, as well as the Company’s annual report on Form 10-K for the year ended December 31, 2019 (the “10-K”), the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q, the 10-K and the Public Filings.

Contact:

Investor Relations

801-975-7200

investor_relations@clearone.com

http://investors.clearone.com

CLEARONE, INC

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

	March 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$2,855	$4,064
Marketable securities	3,342	3,026
Receivables, net of allowance for doubtful accounts of $439 and $424, respectively	4,575	5,468
Inventories, net	10,350	11,441
Prepaid expenses and other assets	1,082	1,184
Total current assets	22,204	25,183
Long-term marketable securities	1,095	1,517
Long-term inventories, net	5,746	6,284
Property and equipment, net	966	1,044
Operating lease - right of use assets, net	2,332	2,459
Intangibles, net	15,411	14,009
Other assets	4,592	4,614
Total assets	$52,346	$55,110
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,475	$2,871
Accrued liabilities	2,723	3,205
Deferred product revenue	207	173
Total current liabilities	5,405	6,249
Senior convertible notes	2,272	2,222
Operating lease liability	1,915	2,021
Other long-term liabilities	140	140
Total liabilities	9,732	10,632

Shareholders' equity:
Common stock, par value $0.001, 50,000,000 shares authorized, 16,650,725 and 16,650,725 shares issued and outstanding	17	17
Additional paid-in capital	58,560	58,520
Accumulated other comprehensive loss	(233)	(176)
Accumulated deficit	(15,730)	(13,883)
Total shareholders' equity	42,614	44,478
Total liabilities and shareholders' equity	$52,346	$55,110

CLEARONE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Dollars in thousands, except per share values)

	Three months ended March 31,
	2020	2019
Revenue	$5,734	$6,305
Cost of goods sold	2,896	3,601
Gross profit	2,838	2,704

Operating expenses:
Sales and marketing	1,739	1,953
Research and product development	1,344	1,587
General and administrative	1,506	1,555
Total operating expenses	4,589	5,095
	TRUE	TRUE
Operating loss	(1,751)	(2,391)

Interest expense	(108)	—
Other income, net	(73)	42

Loss before income taxes	(1,824)	(2,349)

Provision for (benefit from) income taxes	23	—

Net loss	$(1,847)	$(2,349)

Basic weighted average shares outstanding	16,650,725	16,630,597
Diluted weighted average shares outstanding	16,650,725	16,630,597

Basic loss per share	$(0.11)	$(0.14)
Diluted loss per share	$(0.11)	$(0.14)

Comprehensive loss:
Net loss	(1,847)	(2,349)
Unrealized gain (loss) on available-for-sale securities, net of tax	(23)	70
Change in foreign currency translation adjustment	(34)	(27)
Comprehensive loss	(1,904)	(2,306)

CLEARONE, INC.

UNAUDITED RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Dollars in thousands, except per share values)

	Three months ended March 31,
	2020	2019
GAAP gross profit	$2,838	$2,704
Stock-based compensation	2	2
Non-GAAP gross profit	$2,840	$2,706

GAAP operating loss	$(1,751)	$(2,391)
Stock-based compensation	37	74
Amortization of intangibles	368	364
Non-GAAP operating loss	$(1,346)	$(1,953)

GAAP net loss	$(1,847)	$(2,349)
Stock-based compensation	37	74
Amortization of intangibles	368	364
Non-GAAP net loss	$(1,442)	$(1,911)

GAAP net loss	$(1,847)	$(2,349)
Number of shares used in computing GAAP loss per share (diluted)	16,650,725	16,630,597
GAAP loss per share (diluted)	$(0.11)	$(0.14)
Non-GAAP net loss	$(1,442)	$(1,911)
Number of shares used in computing Non-GAAP loss per share (diluted)	16,650,725	16,630,597
Non-GAAP loss per share (diluted)	$(0.09)	$(0.11)

GAAP net loss	$(1,847)	$(2,349)
Stock-based compensation	37	74
Depreciation	104	132
Amortization of intangibles	368	364
Interest expense	108	—
Provision for (benefit from) income taxes	23	—
Non-GAAP Adjusted EBITDA	$(1,207)	$(1,779)